EXHIBIT 43

                                                             EXECUTION VERSION 2

              MASTER TERMS AND CONDITIONS FOR FORWARD TRANSACTIONS
    BETWEEN CITIBANK, N.A. AND SECURITY CAPITAL SHOPPING MALL BUSINESS TRUST

                  The purpose of this Master Terms and Conditions for Forward Transactions (the "MASTER CONFIRMATION"), dated as of June 18, 2003, is to set forth certain terms and conditions for forward transactions that Security Capital Shopping Mall Business Trust ("COUNTERPARTY") will enter into with Citibank, N.A. ("Citibank"). Each such transaction (a "TRANSACTION") entered into between Citibank and Counterparty that is to be subject to this Master Confirmation shall be evidenced by a written confirmation substantially in the form of Exhibit A hereto, with such modifications thereto as to which Counterparty and Citibank mutually agree (a "CONFIRMATION"). This Master Confirmation and each Confirmation together constitute a "Confirmation" as referred to in the ISDA Agreement specified below.

                  This Master Confirmation and a Confirmation evidence a complete binding agreement between you and us as to the terms of the Transaction to which this Master Confirmation and such Confirmation relates. This Master Confirmation and each Confirmation hereunder shall supplement, form a part of, and be subject to an agreement in the form of the 1992 ISDA Master Agreement (the "ISDA AGREEMENT") in the form published by the International Swaps and Derivatives Association, Inc. ("ISDA"), as if we had executed an agreement in such form (with a Schedule that had the provisions in Section 11 of this Master Confirmation) on the date hereof. A copy of the ISDA Agreement has been, or promptly after the date hereof will be, delivered to you.

                  The definitions and provisions contained in the 1996 ISDA Equity Derivatives Definitions (the "DEFINITIONS") as published by ISDA are incorporated into this Master Confirmation.

                  THIS MASTER CONFIRMATION WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

                  1. In the event of any inconsistency between this Master Confirmation, on the one hand, and the Definitions or the ISDA Agreement, on the other hand, this Master Confirmation will control for the purpose of the Transaction to which a Confirmation relates. In the event of any inconsistency between the Definitions, the ISDA Agreement, and this Master Confirmation, on the one hand, and a Confirmation, on the other hand, the Confirmation will govern. With respect to a Transaction, capitalized terms used herein that are not otherwise defined shall have the meaning assigned to them in the Confirmation relating to such Transaction.

                  2. Each party will make each payment specified in this Master Confirmation or a Confirmation as being payable by such party, not later than the due date for value on that date in the place of the account specified below or otherwise specified in writing, in freely transferable funds and in a manner customary for payments in the required currency.


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                  3.       CONFIRMATIONS:

                  This Master Confirmation and the ISDA Agreement, together with the Confirmation relating to a Transaction, shall constitute the written agreement between Counterparty and Citibank with respect to such Transaction.

                  Each Transaction to which a Confirmation relates is a forward transaction, the terms of which include:

GENERAL TERMS:

        Trade Date:            As provided in the relevant Confirmation.

        Seller:                Counterparty

        Buyer:                 Citibank

        Issuer:                Regency Centers Corporation

        Shares:                The common stock of the Issuer (Symbol: "REG").

        Number of Shares:      As   provided  in  the   relevant   Confirmation;
                               PROVIDED that, if the underwriters exercise their
                               option  to  purchase   additional  SynDECS  under
                               Section 4(b) of the Underwriting Agreement, dated
                               June 18, 2003, in respect of SynDECS  relating to
                               stock of the Issuer, the Number of Shares for the
                               Transactions   outstanding   hereunder  shall  be
                               increased by the number of SynDECS for which such
                               option   was   exercised,   with  such   increase
                               allocated   to   the   Transactions   outstanding
                               hereunder based on the ratio of the Number of Shares under a particular Transaction to the Number of Shares under all such Transactions.

        Forward Price:         The  Initial  Forward  Price,  as provided in the
                               relevant Confirmation,  plus the Forward Interest
                               Amount  MINUS the  Dividend  Amount,  subject  to
                               adjustment   as  provided  in  "Cash   Settlement
                               Alternative" below.

                               WHERE:

                               "FORWARD INTEREST AMOUNT" means interest on the Initial Forward Price for the period from and including the Trade Date to but excluding the Settlement Date at the applicable Floating Rate, compounded on each Reset Date and calculated on an Actual/360 basis.

                               "DIVIDEND AMOUNT" means the sum of, for each Relevant Dividend, such Relevant Dividend plus interest thereon for the period from and including the related dividend payment date to but excluding the Settlement Date or Cash Settlement Payment Date, as applicable, at the applicable Floating Rate, compounded on each

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

                               Reset Date and calculated on an Actual/360 basis.

                               "RELEVANT DIVIDEND" means any cash dividend or distribution (other than dividends or distributions resulting in an adjustment pursuant "Adjustments" below) to which a holder of a Share would be entitled, if the applicable record date occurs during the period from, and including, the Trade Date to, but excluding, the Settlement Date or Cash Settlement Payment Date, as applicable.

                               Floating  Rate Option:  USD-LIBOR-BBA  Designated
                               Maturity:

                                       (i)  for  the  Forward  Interest  Amount,
                                       three months; and


                                       (ii) for the Dividend Amount, (x) for the
                                       period from the related  dividend payment
                                       date  until  the next  Reset  Date,  such
                                       period   (with    Linear    Interpolation
                                       applicable) and (y) thereafter, three months;

                                       PROVIDED that (A) the Designated Maturity
                                       for the  period  commencing  on the Trade
                                       Date shall be the number of days from and
                                       including the Trade Date to but excluding
                                       the  Reset  Date in  October  2003  (with
                                       Linear Interpolation  applicable) and (B)
                                       the  Designated  Maturity  for the period
                                       ending on the scheduled  Settlement  Date
                                       shall  be the  number  of days  from  and
                                       including  the final  Reset Date (or,  as
                                       applicable,  the related dividend payment
                                       date)  to  but  excluding  the  scheduled
                                       Settlement      Date     (with     Linear
                                       Interpolation applicable).

                               Reset Dates: (i) The Trade Date and (ii) October 1, 2003 and each three month anniversary thereof, in each case subject to adjustment according to the Modified Following Business Day Convention.

                               Terms used in this "Forward Price" provision but not otherwise defined have the meanings assigned thereto in the 2000 ISDA Definitions.

        Settlement Currency:   USD

        Exchange:              New York Stock Exchange

        Related Exchange(s):   Each relevant  futures and options  exchange with
                               respect to the Shares.

        Credit Support
          Document:            Upon  execution  of  this  Master   Confirmation,
                               Counterparty  shall deliver an executed copy of a
                               guaranty    from   General    Electric    Capital
                               Corporation in the form of Exhibit B. With respect to Counterparty, General Electric Capital
                               Corporation  shall be a

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


                               Credit Support Provider and such guaranty shall be a Credit Support Document.

SETTLEMENT TERMS:

        Physical Settlement:   Settlement of a Transaction  shall be by Physical
                               Settlement  unless  Counterparty  properly elects
                               Cash   Settlement   in   accordance   with  "Cash
                               Settlement Alternative" below.

                               If Physical Settlement is applicable, on the Settlement Date, Citibank shall pay to Counterparty an amount equal to the product of the Forward Price and the Number of Shares and Counterparty will deliver to Citibank a number of Shares equal to the Number of Shares. Such delivery will be made on a delivery versus payment basis through the Clearance System. If a Settlement Disruption Event prevents delivery on that day, Section 6.2 of the Definitions shall apply.

        Settlement Date:       As provided in the relevant Confirmation, or such
                               other date as the parties may agree.

        Representation and
          Agreement;           Sections  6.8 and 6.10 of the  Definitions  shall
          Default Interest:    apply.

        Cash Settlement
          Alternative:         Upon  written  notice to Citibank no more than 5,
                               and no less than 2, Exchange Business Days prior to the Settlement Date, Counterparty may elect to settle a Transaction on a cash basis (the "CASH
                               SETTLEMENT ALTERNATIVE"). Such election shall be irrevocable.

                               If the Cash Settlement Alternative has been properly elected:

                               (a) Citibank or an affiliate shall purchase a number of Shares equal to the Number of Shares over a period (the "PRICING PERIOD"), not to exceed 45 Exchange Business Days, beginning on the Settlement Date. Each day on which Citibank or such affiliate purchases Shares is referred to as a "PRICING DATE" and the "FINAL PRICE" for a Pricing Date shall be the average execution price (including any fees or commissions incurred in connection with such purchases) paid by Citibank or such affiliate to purchase Shares on such Pricing Date in connection with the Cash Settlement Alternative.

                               (b) the Forward Price for a Pricing Date shall be the Forward Price (as defined above) plus interest thereon, from and including the Settlement Date to but excluding the related Cash Settlement Payment Date, at the Federal Funds Open Rate for such day, compounded on each Business Day and calculated on a actual/360 basis.


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

                                       WHERE:

                                       "FEDERAL  FUNDS  OPEN RATE"  means,  with
                                       respect to any day,  the opening  federal
                                       funds rate quoted on Bloomberg  Financial
                                       Markets  as of such day (or,  if that day
                                       is not a Business Day, the next preceding
                                       Business  Day);  PROVIDED that if no such
                                       rate  appears on such  Business  Day, the
                                       Calculation  Agent  shall  determine  the
                                       rate in a commercially  reasonable manner
                                       from  any   publicly   available   source
                                       (including  any  Federal  Reserve  Bank).

                                       "BUSINESS DAY" means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.

                               (c) on the third Exchange Business Day following each Pricing Date (each, a "CASH SETTLEMENT PAYMENT DATE"), Counterparty shall pay to Citibank an amount of USD equal to (i) the Number of Shares MULTIPLIED by (ii) the Final Price for such Pricing Date MINUS the Forward Price for such Pricing Date (or, if such calculation results in a negative number, then Citibank will pay to Counterparty the absolute value of such calculation).

ADJUSTMENTS:

        Method of Adjustment:  Calculation Agent Adjustment, it being understood that, if the Potential Adjustment Event results in holders of Shares receiving assets other than Shares, cash or Reported Securities, the adjustment made by the Calculation Agent may include payment by the Counterparty of cash equal to the value of the assets to which a holder of the Number of Shares would be entitled (such value determined by the Calculation Agent in a commercially reasonable manner on the date of distribution of such assets to holders of Shares or, if later, the date such assets cease to be Reported Securities) plus interest thereon at the prevailing swap rate for the period from such date through the Settlement Date or Cash Settlement Payment Date, as applicable.

                               "REPORTED SECURITIES" means securities that (1) are (a) listed on a United States national securities exchange, (b) reported on a United States national securities system subject to last sale reporting, (c) traded in the over the counter market and reported on the National Quotation Bureau or similar organization, or (d) for which bid and ask prices are available from at least three nationally recognized investment banking firms selected by the Calculation Agent, and (2) are either (a) perpetual equity securities or (b) non perpetual equity or debt securities with a stated maturity after the maturity date of the SynDECS.


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


EXTRAORDINARY EVENTS:

        Consequences of Merger Events (in each case, as if the Transaction were a Share Swap Transaction):

        (a) Share-for-Share:    Alternative  Obligation.

        (b) Share-for-Other:    Alternative Obligation.

        (c) Share-for-Combined: Alternative Obligation.

                                Notwithstanding  the  definition of  Alternative
                                Obligation, if the Merger Event results in holders of Shares receiving assets other than cash or Reported Securities, in lieu of delivering such assets (or valuing such assets as provided in "Cash Settlement Alternative" above), Counterparty shall pay cash equal to the value of the assets to which a holder of the Number of Shares would be entitled (such value determined by the Calculation Agent in a commercially reasonable manner on the date of distribution of such assets to holders of Shares or, if later, the date such assets cease to be Reported Securities) plus interest thereon at the prevailing swap rate for the period from such date through the Settlement Date or Cash Settlement Payment Date, as applicable.

        Nationalization,
        Insolvency or
        De-Listing:             Negotiated Close-out.

                                "DE-LISTING EVENT" means that the Shares cease to be listed on or quoted by any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market (or their respective successors) for any reason other than a Merger Event. For purposes of a De-Listing Event, the Announcement Date shall be deemed to be the date that the De-Listing Event first occurs (as determined by the Calculation Agent).

                  4.       CALCULATION AGENT:

                  Citibank is the Calculation Agent and, after good faith consultation with Counterparty, shall make all calculations, adjustments and determinations required pursuant to a Transaction in good faith and a commercially reasonable manner.

                  5.       SECURITIES LAW REPRESENTATIONS AND AGREEMENTS:

                  Counterparty hereby represents, warrants and agrees in favor of Citibank on the Trade Date with respect to the Shares it is holding on the Trade Date:

                  (a) The Shares are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "SECURITIES ACT").

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

                  (b) Counterparty's "holding period" for the Shares, determined in accordance with Rule 144, commenced more than two years prior to the date hereof.

                  (c) Counterparty understands and will comply with Counterparty's responsibilities under applicable securities laws in connection with the Transactions including, but not limited to, the provisions of Rule 144 and the filing requirements (to the extent applicable) of Sections 13 and 16 of the Securities Exchange Act of 1934.

                  6. ADDITIONAL REPRESENTATIONS AND AGREEMENTS:

                  (a) In connection with this Master Confirmation, each Confirmation, each Transaction to which a Confirmation relates and any other documentation relating to the ISDA Agreement, each party represents and acknowledges to the other party on the Trade Date of each Transaction that:

                           (i)  such  party  is  acting  as  principal  for such
         party's  own  account  and  not  as  agent  when   entering  into  such
         Transaction;

                           (ii) such party has sufficient knowledge and expertise to enter into such Transaction and such party is entering into such Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as such party deems necessary and not upon any view expressed by the other. Such party has made such party's own independent decision to enter into such Transaction, is acting at arm's length and is not relying on any communication (written or oral) of the other party as a recommendation or investment advice regarding such Transaction. Such party has the capability to evaluate and understand (on such party's own behalf or through independent professional advice), and does understand, the terms, conditions and risks of such Transaction and is willing to accept those terms and conditions and to assume (financially and otherwise) those risks. Such party acknowledges and agrees that the other party is not acting as a fiduciary or advisor to such party in connection with such Transaction. Such party is not entering into such Transaction for purposes of speculation; and

                           (iii) such party is an "accredited investor" as defined in Section 2(a)(15)(ii) of the Securities Act and an "eligible contract participant" as such term is defined in the Commodity Exchange Act, as amended.

                  (b) In connection with this Master Confirmation, each Confirmation, each Transaction to which a Confirmation relates and any other documentation relating to the ISDA Agreement, Counterparty represents and acknowledges to Citibank on the Trade Date of each Transaction that:

                           (i) Counterparty understands no obligations of Citibank to Counterparty hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Citibank or any governmental agency;

                           (ii) Counterparty's financial condition is such that Counterparty has no need for liquidity with respect to Counterparty's investment in such Transaction and no need to dispose of any portion thereof to satisfy any existing or contemplated undertaking or indebtedness. Counterparty's investments in and liabilities in respect of such Transaction, which Counterparty understands are not readily marketable, is not disproportionate to Counterparty's net worth, and Counterparty is able to bear any loss in connection with such Transaction, including the loss of Counterparty's entire investment in such Transaction;


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

                           (iii) COUNTERPARTY UNDERSTANDS THAT SUCH TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN
         UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS;

                           (iv) Neither Counterparty nor any of Counterparty's affiliates is in possession of any material non-public information concerning the Issuer. "MATERIAL" information for these purposes is any information to which an investor would reasonably attach importance in reaching a decision to buy, sell or hold securities of the Issuer;

                           (v) Counterparty is entering into such Transaction for Counterparty's own account and not with a view to transfer, resale or distribution and understands that such Transaction may involve the purchase or sale of a security as defined in the Securities Act and the securities laws of certain states, that any such security has not been registered under the Securities Act or the securities laws of any state and, therefore, may not be sold, pledged, hypothecated, transferred or otherwise disposed of unless such security is registered under the Securities Act and any applicable state securities law, or an exemption from registration is available;

                           (vi) Counterparty is aware and acknowledges that Citibank, its affiliates or any entity with which Citibank hedges such Transaction may from time to time take positions in instruments that are identical or economically related to such Transaction or the Shares or have an investment banking or other commercial relationship with the Issuer. In addition, Counterparty acknowledges that the proprietary trading and other activities and transactions of Citibank, its affiliates or any entity with which Citibank hedges such Transaction, including purchases and sales of the Shares in connection with, or in anticipation of, such Transaction, may affect the trading price of the Shares;

                           (vii) Counterparty will immediately notify Citibank of the occurrence of an Event of Default under the ISDA Agreement where Counterparty is the Defaulting Party, or the occurrence of any event that with the giving of notice, the lapse of time or both would be such an Event of Default; and

                           (viii) Counterparty was not or will not be insolvent at the time any Transaction hereunder was consummated, and was not or will not be rendered insolvent or will not be insolvent as a result thereof. At the time of any transfer to or for the benefit of Citibank, Counterparty did not intend or will not intend to incur, and did not incur or will not incur, debts that were beyond the ability of Counterparty to pay as they mature.

                  7.       ACKNOWLEDGMENTS:

                  The parties hereto intend for:

                  (a) Each Transaction hereunder to be a "securities contract" and a "swap agreement" as defined in the Bankruptcy Code (Title 11 of the United States Code) (the "BANKRUPTCY CODE"), and the parties hereto are entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 555 and 560 of the Bankruptcy Code.

                  (b) A party's right to liquidate a Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the ISDA Agreement with respect to the other party to constitute a "contractual right" as described in the Bankruptcy Code.


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                  (c)  Any  cash,  securities  or  other  property  provided  as
performance   assurance,   credit  support  or  collateral  with  respect  to  a
Transaction to constitute "margin payments" and "transfers" under a "swap agreement" as defined in the Bankruptcy Code.

                  (d) All payments for, under or in connection with a Transaction, all payments for the Shares and the transfer of such Shares to constitute "settlement payments" and "transfers" under a "swap agreement" as defined in the Bankruptcy Code.

                  8. INDEMNIFICATION:

                  Counterparty agrees to indemnify and hold harmless Citibank, its Affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Citibank and each such person being an "INDEMNIFIED PARTY") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject (including in connection with any hedge by UBS AG, London Branch with Citibank of a transaction governed by the Master Terms and Conditions for Forward Transactions, dated as of June 18, 2003, between Counterparty and UBS AG, London Branch), and relating to or arising out of any misrepresentation by Counterparty relating to the representation set forth in Section 6(b)(iv) of this Master Confirmation or allegation by a third party that Counterparty acted or failed to act in a manner that, as alleged, would have constituted such a misrepresentation, and will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. Counterparty will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Citibank's breach of a material term of this Master Confirmation, willful misconduct or gross negligence. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law (but only to the extent that such harm was not caused by Citibank's breach of a material term of this Master Confirmation, willful misconduct or gross negligence), to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. Counterparty also agrees that no Indemnified Party shall have any liability to Counterparty or any person asserting claims on behalf of or in right of Counterparty in connection with or as a result of any matter referred to in this Master Confirmation or the ISDA Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty result from the breach of a term of this Master Confirmation, or the Indemnified Party's gross negligence or willful misconduct. The provisions of this Section 8 shall survive completion of the Transactions contemplated by this Master Confirmation and any assignment and delegation pursuant to Section 10(b) of this Master Confirmation and shall inure to the benefit of any permitted assignee of Citibank.

                  9.       EARLY UNWIND:

                  On any Exchange Business Day, Counterparty (i) may notify Citibank of its desire to effect a settlement with respect to any portion or all of a Transaction as specified in such notice (an "EARLY UNWIND") and (ii) shall include in such notice (1) the date of such Early Unwind (the "EARLY UNWIND DATE"), with such date being before the scheduled Settlement Date and not less than three Exchange Business Days after the date Counterparty so notifies
Citibank and (2) an indication of its settlement election pursuant to the provisions of "Settlement Terms". The Early Unwind Date shall be deemed the Settlement Date. In the event of an Early Unwind, the Calculation Agent shall adjust the terms of the relevant Transaction appropriately to reflect any additional funding costs incurred, or any reduction in funding costs received, by Citibank by virtue of the settlement of an Early Unwind occurring on other than a Reset Date.

                  10. OTHER PROVISIONS:

                  (a) EARLY TERMINATION.  The parties agree that for purposes of
Section 6(e) of the ISDA Agreement, Second Method and Loss will apply to each Transaction under this Master Confirmation.

                  (b) TRANSFER.

                  (i) Notwithstanding any provision of the ISDA Agreement to the contrary, Citibank shall be entitled to assign its rights and obligations hereunder to make or receive cash payments and transfer of Shares and other related rights to one or more entities that are wholly-owned, directly or indirectly, by Citigroup Inc., or any successor thereto (each, a "CITIBANK AFFILIATE"); PROVIDED that Counterparty shall have recourse to Citibank in the event of the failure by a Citibank Affiliate to perform any of such obligations hereunder. Notwithstanding the foregoing, recourse to Citibank shall be limited to recoupment of Counterparty's monetary damages and Counterparty hereby waives any right to seek specific performance by Citibank of its obligations hereunder. Such failure after any applicable grace period shall be an Additional Termination Event with the Transaction to which the failure relates as the sole Affected Transaction and Citibank as the sole Affected Party.

                  (ii) Citibank may also assign or transfer any of its rights and duties hereunder or delegate its obligations hereunder to the extent necessary to avoid any of the Shares subject to delivery to Citibank pursuant to a Transaction being treated as "Excess Shares" under the articles of incorporation of the Issuer (or, if the number of "Excess Shares" is fewer than 1,000,000 Shares, to the extent of 1,000,000 Shares) to any entity not affiliated with Citibank with a credit rating at the time of such assignment (A) of AA- or above by a nationally recognized statistical rating organization (as defined in the Securities Exchange Act of 1934) or (B) of at least A1 by Moody's and of at least A by Standard & Poor's so long as such entity enters into a collateral arrangement satisfying the policies of Counterparty's Credit Support Provider at the time of such assignment, in each case with the consent of Counterparty which consent shall not be unreasonably withheld.

                  (c) CONSENT TO RECORDING. Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their affiliates in connection with this Master Confirmation and
(ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of such party and such party's affiliates.

                  (d) SEVERABILITY; ILLEGALITY. If compliance by either party with any provision of a Transaction would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of such Transaction shall not be invalidated, but shall remain in full force and effect.

                  (e) WAIVER OF TRIAL BY JURY. EACH OF COUNTERPARTY AND CITIBANK HEREBY IRREVOCABLY WAIVES (ON SUCH PARTY'S OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF SUCH PARTY'S STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS MASTER CONFIRMATION OR THE ACTIONS OF CITIBANK OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                  (f) CONFIDENTIALITY. Notwithstanding any other provision in this Master Confirmation, the Counterparty and Citibank hereby agree that the Counterparty (and each employee, representative, or other agent of the Counterparty) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the Counterparty relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

                  11. SCHEDULE PROVISIONS:

(a)      The  "CROSS  DEFAULT"  provisions  of  Section  5(a)(vi)  of  the  ISDA
         Agreement   will  not  apply  to   Citibank   and  will  not  apply  to
         Counterparty.

(b) ADDITIONAL TERMINATION EVENT will apply. The following shall constitute Additional Termination Events with respect to the ISDA Agreement:

         CREDIT EVENT. (a) If at any time the rating issued by Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's") with respect to the long-term unsecured, unsubordinated debt securities ("Debt Securities") of Counterparty's Credit Support Provider or of Citibank (in which case Counterparty or Citibank, as the case may be, will be the Affected Party) is below A- in the case of S&P or is below A3 in the case of Moody's (a "Credit Event"), then the other party (the Non-Affected Party) will have the right, (i) by written notice, to request the Affected Party to transfer all its rights and obligations under this Agreement and all Affected Transactions within 30 days to another party acceptable to the Non-Affected Party the financial program or Debt Securities of such party which are rated AA- or above in the case of S&P and Aa3 or above in the case of Moody's, (ii) to terminate this Agreement by giving notice of an Early Termination Date in respect of all Affected Transactions or (iii) to take neither of the actions contained in subclauses (i) and (ii) of this paragraph (a), in which event such failure or delay on the part of the Non-Affected Party in exercising any of its rights contained in subclauses (i) and (ii) of this paragraph (a) shall not operate as a waiver thereof nor preclude any further exercise of such rights. In the event a transfer as requested by the Non-Affected Party pursuant to subclause (i) of this paragraph (a) has not been effected with respect to the ISDA Agreement and all Affected Transactions within 30 days, then the Non-Affected Party may, provided the Credit Event is still continuing, designate a day not earlier than the day such notice is effective under the ISDA Agreement as an Early Termination Date in respect of all Affected Transactions.

                  (b) If one of the foregoing credit rating agencies ceases to be in the business of rating Debt Securities and such business is not continued by a successor or assign of such agency (the "Discontinued Agency"), Citibank and Counterparty shall jointly (i) select a nationally-recognized credit rating agency in substitution thereof and
         (ii) agree on the rating level issued by such substitute agency that is equivalent to the ratings specified herein of the Discontinued Agency, whereupon such substitute agency and equivalent rating shall replace the Discontinued Agency and the rating level thereof for the purposes of the ISDA Agreement. If at any time all of the agencies specified herein with respect to a party have become Discontinued Agencies and Citibank and Counterparty have not previously agreed in good faith on at least one agency and equivalent rating in substitution for a Discontinued Agency and the applicable rating thereof, the Credit Event provisions of paragraph (a) shall cease to apply to the parties.

         BREACH OF WARRANTY. Any Warranty made or deemed to have been made or repeated by any party or any Credit Support Provider of such party (if applicable) in this Agreement or any Credit Support Document (if applicable) proves to have been incorrect when made or repeated or deemed to have been made or repeated (in which case the party that made or is deemed to have made or repeated such Warranty shall be the Affected Party).

(c) PROVISION OF FINANCIAL INFORMATION. For purposes of Section 4(a)(ii) of the ISDA Agreement, each party agrees to deliver financial information, described as follows:

                  (i) Upon request of the other party and within a reasonable time after public availability, each party agrees to furnish to the other party a copy of the annual report of such party (or, in the case of Counterparty, of Counterparty's Credit Support Provider) containing audited consolidated financial statements for such fiscal year certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles ("GAAP"), or, in lieu thereof, a copy of such party's Form 10-K as filed with the Securities and Exchange Commission.

                  (ii) Upon request of the other party and within a reasonable time after public availability, each party agrees, with respect to the first three quarters of its fiscal year, to furnish to the other party a copy of the unaudited consolidated financial statements of such party (or, in the case of Counterparty, of Counterparty's Credit Support Provider) for its most recent fiscal quarter prepared in accordance with GAAP on a basis consistent with that of the annual financial statements of such party, or, in lieu thereof, a copy of such party's Form 10-Q as filed with the Securities and Exchange Commission.

(d)      ADDITIONAL TAX PROVISIONS. (i) The definition of "Indemnifiable Tax" in
         Section 14 of the ISDA Agreement is modified by adding the following at the end thereof:

                  Notwithstanding the foregoing, "Indemnifiable Tax" also means any Tax imposed in respect of a payment under this Agreement by reason of a Change in Tax Law by a government or taxing authority of a Relevant Jurisdiction of the party making such payment, unless the other party is incorporated, organized, managed and controlled or considered to have its seat in such jurisdiction, or is acting for purposes of this Agreement through a branch or office located in such jurisdiction.

                  (ii) Section 4(a)(iii) of the ISDA Agreement is modified by deleting the word "materially" in the sixth line thereof.

(e) SETTLEMENT AMOUNT. The definition of "Settlement Amount" in Section 14 of the ISDA Agreement is hereby amended by deleting in the third and fourth lines of subparagraph (b) thereof the words "or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result".

(f) ADDITIONAL REPRESENTATIONS. Section 3 of the ISDA Agreement is hereby amended by adding the following additional subsections:

                  (g) ELIGIBLE CONTRACT PARTICIPANT. It is an "eligible contract participant" as defined in Section 1a(12) of the Commodity Exchange Act, as amended.

                  (h) FDICIA/REGULATION EE. In addition to the foregoing representations, Citibank represents to Counterparty either that (1) it is a Financial Institution as defined in Section 402(9) of the Federal Deposit Insurance Corporation Improvement Act of 1991, or (2)
                           (A) it will engage in Financial Contracts (as defined in Section 2 of Regulation EE of the Federal Reserve Board (12 C.F.R. ss.231.2)) as a counterparty on both sides of one or  more  Financial  Markets  (as  defined  in
                           Section 2 of Regulation EE of the Federal Reserve Board (12 C.F.R. ss.231.2)), and (B) that, on the date of this Agreement, it meets at least one of the tests set forth in Section 3(a)(1)-(2) of Regulation EE of the Federal Reserve Board (12 C.F.R.ss.231.3(a)(1)-(2)). The representation contained in clause (1) or clause 2(A) of this paragraph (h), as the case may be, will be deemed to be repeated by Citibank on each date on which a Transaction is entered into.

(g) WARRANTIES REGARDING RELATIONSHIP BETWEEN PARTIES.

         (i) The definition of "AFFECTED TRANSACTIONS" in Section 14 of the ISDA Agreement is modified by adding the following immediately preceding the words "an Illegality" in the first line thereof:

                           a  breach  of any  Warranty  made  pursuant  to  this
Agreement,

         (ii) Section 14 of the ISDA Agreement is modified by adding the following new defined term in its appropriate alphabetical location:

                           "WARRANTY"  has  the  meaning   specified  in  clause
(g)(iii) below.

         (iii) WARRANTIES. The following warranties (the "Warranties") are made by one or both of the parties to this Agreement, as specified below, or, if applicable, any Credit Support Provider of any such party or any Specified Entity of any such party, to the other party (which Warranties will be deemed to be repeated by each such party on each date on which a Transaction is entered into):

                  (A) STATUS OF PARTIES. Each party warrants to the other party that (1) it is acting for its own account in respect of all Transactions governed by this Agreement, (2) the other party is not acting as a fiduciary for it in respect of any such Transaction, and (3) it is not relying on any communication (whether written or oral) of the other party as investment advice or as a recommendation to enter into any transaction.

                  (B) DISCLOSURE. Each party warrants to the other party that written information provided to the other party regarding any Transaction governed by this Agreement shall not contain any untrue statement of a material fact.

                  12.  NOTICE INFORMATION:

                  If to Counterparty:

                           Security Capital Shopping Mall Business Trust c/o GE Capital Real Estate
                           292 Long Ridge Road
                           Stamford, CT 06927
                           Attention: Philip Mintz
                           Telecopier: 203-585-0179
                           with copies to:

                           GE Capital Real Estate
                           292 Long Ridge Road
                           Stamford, CT 06927

                           Attention: Legal Operation/Security Capital
                           Telecopier: 203-357-6768

                           and

                           General Electric Capital Corporation
                           260 Long Ridge Road
                           Stamford, CT  06927

                           Attention: Senior Vice President - Corporate Treasury
                                      and Global Funding Operation
                           Telecopier: 203-357-4975

                  If to Citibank:

                           Corporate Equity Derivatives
                           Attn: William Ortner
                           390 Greenwich Street
                           New York, NY 10013
                           Phone: 212-723-7355
                           Fax: 212-723-8328

                                                     Yours sincerely,

                                                 CITIBANK, N.A.

                                                 By: /s/ WILLIAM G. ORTNER
                                                    ----------------------------
                                                     Name:  William G. Ortner
                                                     Authorized Representative

Confirmed as of the date first above written:

SECURITY CAPITAL SHOPPING MALL BUSINESS TRUST

By: /s/ PHILIP A. MINTZ
   ------------------------------
   Name:   Philip A. Mintz
   Title:  Vice President

                                                                      EXHIBIT 43

                                                                       EXHIBIT A
                                                                         FORM OF
                                                             FORWARD TRANSACTION
                                                                    CONFIRMATION


                                  CONFIRMATION

Date:             _________________

To: Security Capital Shopping Mall Business Trust ("Counterparty") c/o GE Capital Real Estate
                  292 Long Ridge Road
                  Stamford, CT 06927

Telefax No.:      203-585-0179

Attention:        Philip Mintz

From:             Citibank, N.A. ("Citibank")

Telefax No.:      212-615-8985

Transaction Reference No.: _________________

                  The purpose of this communication is to set forth the terms and conditions of the above-referenced Transaction entered into on the Trade Date specified below (the "TRANSACTION") between you and us. This communication, together with the Master Confirmation (as defined below), constitutes a "Confirmation" as referred to in the Master Confirmation.

                  1. The definitions and provisions contained in the 1996 ISDA Equity Derivatives Definitions (the "DEFINITIONS") as published by the International Swaps and Derivatives Association, Inc. and in the Master Confirmation are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

                  2. This Confirmation supplements, forms a part of, and is subject to the Master Terms and Conditions for Forward Transactions dated as of June 18, 2003 (the "MASTER CONFIRMATION") between you and us. All provisions contained in the ISDA Agreement (as modified and as defined in the Master Confirmation) shall govern this Confirmation except as expressly modified below.

                  3. The particular Transaction to which this Confirmation relates is a forward transaction, the terms of which are as follows:

                  Trade Date:                        [June 24, 2003]

                  Number of Shares:                  [3,000,000]

                  Initial Forward Price:             [ ]

                  Settlement Date:                   [April 1, 2004]

                  Counterparty hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Confirmation relates by manually signing this Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending a facsimile transmission of an executed copy to Confirmation Unit 212-615-8985, with an executed copy sent to Citibank, N.A., 333 West 34th Street, 2nd Floor, New York, New York 10001,
Attention: Confirmation Unit.

                                                  Yours sincerely,

                                                  CITIBANK, N.A.

                                                  By:
                                                      ------------------------
                                                      Name:
                                                      Authorized Representative

Confirmed as of the date first above written:

SECURITY CAPITAL SHOPPING MALL BUSINESS TRUST

By:
   ---------------------------------------
   Name:
   Title:

                                                                       EXHIBIT B
                                                                         FORM OF

                                                                   GECC GUARANTY

                                    GUARANTY

         GUARANTY (the "Guaranty"), dated as of June 18, 2003 by GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GE Capital") in favor of Citibank, N.A. (the "Counterparty").

                                    RECITALS

         WHEREAS, the Counterparty has entered into a Master Terms and Conditions for Forward Transactions, dated as of June 18, 2003 (together with the ISDA Master Agreement referenced therein and the Confirmations thereunder, the "Agreement"), with Security Capital Shopping Mall Business Trust (the "Subsidiary") providing, among other things, for the Subsidiary to make certain payments and/or deliveries to Counterparty in connection with certain swaps, forward contracts or other derivative transactions (the "Transactions");

         WHEREAS, the Counterparty has requested GE Capital, as the parent of the Subsidiary, to provide a guaranty to the Counterparty on the terms and conditions hereinafter provided; and

         WHEREAS, GE Capital is willing to enter into this Guaranty to induce the Counterparty to enter into the Agreement with the Subsidiary;

         NOW, THEREFORE, GE Capital hereby agrees:

         SECTION 1. GUARANTY BY GE CAPITAL. (a) From and after the date hereof, GE Capital hereby irrevocably and unconditionally guarantees the due and punctual payment of all amounts payable by the Subsidiary to the Counterparty pursuant to the terms of the Agreement when the same shall become due and payable, whether on scheduled payment dates or otherwise, in each case after any applicable grace periods or notice requirements; PROVIDED, HOWEVER, that GE Capital shall not be liable to make any payment until two Business Days (as used herein, a "Business Day" shall refer to a day other than a Saturday or a Sunday on which commercial banks are open for business in the City of New York, United States of America) following receipt by GE Capital of written notice from the Counterparty that a payment is due thereunder (the "Notice Requirement"). GE Capital hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Agreement; any change in or amendment thereto, the absence of any action to enforce the same, any waiver or consent by the Counterparty with respect to any provision thereof; the recovery of any judgment against the Subsidiary or any action to enforce the same; or any other circumstances which may otherwise constitute a legal or equitable discharge or defense of a guarantor; provided, however, that nothing contained herein shall be constituted to be a waiver by GE Capital of the Notice Requirement with respect to the Agreement and the obligations evidenced thereby or hereby. GE Capital covenants that this Guaranty will not be discharged except by complete performance of the obligations contained in the Agreement and in this Guaranty.

         (b) GE Capital shall be subrogated to all rights of the Counterparty in respect of any amounts paid by GE Capital pursuant to the provisions of this Guaranty; PROVIDED, HOWEVER, that GE Capital shall be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation with respect to any Transaction only after the payment of all amounts owed by the Subsidiary to the Counterparty with respect to such Transaction have been paid in full.

         (c) This Guaranty shall continue to be effective or reinstated, as the case may be, if at any time any payment made by the Subsidiary to the Counterparty with respect to a Transaction or pursuant to the terms of the Agreement is rescinded or must otherwise be returned by the Counterparty upon the insolvency, bankruptcy or reorganization by GE Capital, the Subsidiary or otherwise, all as though such payment had not been made.

MISCELLANEOUS

2.1. NOTICES. All notices to GE Capital under this Guaranty and copies of all notices of payment failure or other breaches by the Subsidiary of the Agreement sent to the Subsidiary under the Agreement shall, until GE Capital furnishes written notice to the contrary, be mailed or delivered to GE Capital at 201 High Ridge Road, Stamford, Connecticut 06927-9400, and directed to the attention of the Senior Vice President-Corporate Treasury and Global Funding Operation of GE Capital.

2.2. GOVERNING LAW. This Guaranty shall be construed and enforced in accordance with, and governed by, the laws of the State of New York, United States of America. GE Capital hereby irrevocably consents to, for the purposes of any proceeding arising out of this Guaranty, the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the borough of Manhattan in New York City.

2.3. INTERPRETATION. The headings of the sections and other subdivisions of this Guaranty are inserted for convenience only and shall not be deemed to constitute a part hereof.

2.4. ATTORNEY'S COST. GE Capital agrees to pay all reasonable attorney's fees and disbursements and all other reasonable and actual costs and expenses which may be incurred by the Counterparty in the enforcement of this Guaranty of the Agreement.

2.5. NO SET-OFF. The Counterparty shall be deemed to have waived any right to set-off, combine, consolidate, or otherwise appropriate and apply, any indebtedness at any time held or owing by the Counterparty against, or on account of, any obligations or liabilities of GE Capital under this Guaranty. In addition, GE Capital agrees to waive any right to set-off, combine, consolidate, or otherwise appropriate and apply any obligations or liabilities of GE Capital under this Guaranty against, or on account of, any indebtedness at any time held or owing by the Counterparty.

2.6. CURRENCY OF PAYMENT. Any payment to be made by GE Capital shall be made in the same currency as designated for payment in the Agreement and such designation of the currency of payment is of the essence.

2.7. TRANSFER. Neither this Guaranty nor any interest or obligation in or under this Guaranty may be transferred (whether by way of security or otherwise) by GE Capital or the Counterparty without the prior written consent of the other, except that the Counterparty may, without the consent of GE Capital, transfer its interest in this Guaranty to any person or entity to which any interest or obligation in or under the Agreement or any Transaction is transferred in a manner that is not inconsistent with the Agreement.

                                            GENERAL ELECTRIC CAPITAL
                                                 CORPORATION


                                            By:
                                                --------------------------------
                                                 Vice President

                          ACKNOWLEDGEMENT AND AGREEMENT

Citibank, N.A. hereby acknowledges and consents to the provisions of the foregoing Guaranty.




                                              CITIBANK, N.A.


                                              By:
                                                 -------------------------------
                                                   Title:

                                                                      EXHIBIT 43

                                                               EXECUTION VERSION

                                  CONFIRMATION


Date:             June 24, 2003

To: Security Capital Shopping Mall Business Trust ("Counterparty") c/o GE Capital Real Estate
                  292 Long Ridge Road

                  Stamford, CT 06927

Telefax No.:      203-585-0179

Attention:        Philip Mintz

From:             Citibank, N.A. ("Citibank")

Telefax No.:      212-615-8985

Transaction Reference    No.: E03-01169

                  The purpose of this communication is to set forth the terms and conditions of the above-referenced Transaction entered into on the Trade Date specified below (the "TRANSACTION") between you and us. This communication, together with the Master Confirmation (as defined below), constitutes a "Confirmation" as referred to in the Master Confirmation.

                  1. The definitions and provisions contained in the 1996 ISDA Equity Derivatives Definitions (the "DEFINITIONS") as published by the International Swaps and Derivatives Association, Inc. and in the Master Confirmation are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

                  2. This Confirmation supplements, forms a part of, and is subject to the Master Terms and Conditions for Forward Transactions dated as of June 18, 2003 (the "MASTER CONFIRMATION") between you and us. All provisions contained in the ISDA Agreement (as modified and as defined in the Master Confirmation) shall govern this Confirmation except as expressly modified below.

                  3. The particular Transaction to which this Confirmation relates is a forward transaction, the terms of which are as follows:

                  Trade Date:              June 24, 2003

                  Number of Shares:        3,000,000.  The  parties  acknowledge
                                           that the underwriters  have exercised
                                           their  option to purchase  additional
                                           SynDECS and, accordingly,  the Number
                                           of  Shares  has  been   increased  to
                                           4,080,000.

                  Initial Forward Price:   30.92

                  Settlement Date:         April 1, 2004

                  Counterparty hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Confirmation relates by manually signing this Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending a facsimile transmission of an executed copy to Confirmation Unit 212-615-8985, with an executed copy sent to Citibank, N.A., 333 West 34th Street, 2nd Floor, New York, New York 10001,
Attention: Confirmation Unit.

                                                 Yours sincerely,

                                                 CITIBANK, N.A.

                                                 By: /s/ WILLIAM G. ORTNER
                                                     --------------------------
                                                     Name: William G. Ortner
                                                     Authorized Representative



Confirmed as of the date first above written:

SECURITY CAPITAL SHOPPING MALL BUSINESS TRUST

By: /s/ PHILIP A. MINTZ
   -----------------------------
   Name:  Philip A. Mintz
   Title: Vice President






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